EXHIBIT 10.5

FORM OF
SUPPLEMENT & AMENDMENT TO WARRANT AGREEMENT

This Supplement and Amendment to the Warrant Agreement dated as of __________, 2009 (the “Amendment”), is executed by NRDC Acquisition Corp., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”).

WHEREAS, the Company and the Warrant Agent are parties to that certain Warrant Agreement dated as of October 17, 2007 (the “Warrant Agreement”); and

WHEREAS, the parties desire to supplement and amend the Warrant Agreement upon the terms and conditions herein provided.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms use herein and not otherwise defined herein shall have the meanings ascribed to them in the Warrant Agreement.

2. Amendment to Warrant Agreement.

(a) Section 3.1 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

“3.1. Warrant Price. Each Warrant shall, when countersigned by the Warrant Agent, entitle the Registered Holder thereof, subject to the provisions of (a) such Public Warrant, Private Warrant or Co-Investment Warrant, as the case may be, and (b) this Warrant Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $12.00, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. The term “Warrant Price” as used in this Warrant Agreement refers to the price per whole share at which Common Stock may be purchased at the time a Warrant is exercised. The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date; provided, however, that any change in the Warrant Price must apply equally to all of the Warrants, and provided, further, that any reduction in Warrant Price must remain in effect for at least (20) business days.”

(b) Section 3.2.1 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

“3.2.1 Public Warrants and Private Warrants. Public Warrants and Private Warrants may be exercised only during the period (“Exercise Period”) commencing on the consummation of (i) an acquisition by the Company of one or more operating businesses through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination having, collectively, a fair market value (as calculated in accordance with the requirements set forth in the Company’s Certificate of Incorporation, as amended) of at least 80% of the balance of the Trust Account (as defined in Section 8.6 below), excluding the Underwriter’s deferred discount, at the time of such acquisition or (ii) consummation of substantially all of the transactions contemplated by the Framework Agreement, dated as of August 7, 2009, by and between the Company and NRDC Capital Management, LLC (a “Business Combination”), and terminating at 5:00 p.m., New York City time on the earlier to occur of (i) October 23, 2014 or (ii) the date fixed for redemption of the Public Warrants and Private Warrants as provided in Section 6 of this Agreement (subject to extension in limited circumstances) (the date on which the exercise period terminates, the “Expiration Date”). Except with respect to the right to receive the Redemption Price (as set forth in Section 6 hereunder), each Public Warrant and Private Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on the Expiration Date. The Company in its sole discretion may extend the duration of the Public Warrants and Private Warrants by delaying the Expiration Date; provided, however, that any extension of the duration of the Public Warrants and Private Warrants must apply equally to all of the Public Warrants and Private Warrants. Should the

Company wish to extend the Expiration Date of the Public Warrants and Private Warrants, the Company shall provide advance notice to the American Stock Exchange as required by the American Stock Exchange.”

(c) Section 3.3.4 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

“3.3.4 Limitations on Exercise. Notwithstanding the foregoing, the Company shall not be obligated to deliver any Shares and shall have no obligation to settle the Warrant exercise unless a registration statement under the Securities Act, with respect to the Shares is effective and a current prospectus is on file with the Commission. In the event that a registration statement with respect to the Shares underlying a Warrant is not effective under the Securities Act or a current Prospectus is not on file with the Commission, the holder of such Warrant shall not be entitled to exercise such Warrant. Notwithstanding anything to the contrary in this Warrant Agreement, and other than with respect to the cashless exercise provisions applicable to the Private Warrants and the Co-Investment Warrants, under no circumstances will the Company be required to net cash settle the Warrant exercise. Warrants may not be exercised by, or Shares issued to, any registered holder in any state in which such exercise or issuance would be unlawful. For the avoidance of doubt, as a result of this Section 3.3.4, any or all of the Warrants may expire unexercised. In no event shall the registered Holder of a Warrant be entitled to receive any monetary damages if the Common Stock underlying the Warrants have not been registered by the Company pursuant to an effective registration statement or if a current prospectus is available for delivery by the Warrant Agent, provided the Company has fulfilled its obligation to use its best efforts to effect such registration and ensure a current prospectus is available for delivery by the Warrant Agent. Notwithstanding anything to the contrary contained herein, no Warrant may be exercised if it would cause the holder to Beneficially Own, within the meaning of the Company’s Second Amended and Restated Certificate of Incorporation, as amended, outstanding Common Stock in excess of the Common Stock Ownership Limit or Excepted Holder Limit, as defined in the Company’s Second Amended and Restated Certificate of Incorporation, as amended, as applicable.”

(d) Section 6.1 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

“6.1 Redemption. Subject to Sections 6.4 and 6.5 hereof, not less than all of the outstanding Public Warrants or Private Warrants, as the case may be, may be redeemed, at the option of the Company, at any time after they become exercisable and prior to their expiration (subject to the requirements of Section 6.2), at the office of the Warrant Agent, upon the notice referred to in Section 6.2, at the price of $0.01 per Warrant (“Redemption Price”), provided that the last sales price of the Common Stock on the NYSE Amex, or other principal market on which the Common Stock may be traded, equals or exceeds (i) with respect to the Public Warrants, $18.75 per share or (ii) with respect to the Private Warrants, (x) $22.00 per share, if the Private Warrants are held by the initial purchaser or its members, members of its members’ immediate families or their controlled affiliates, or (y) $18.75 per share, in each case subject to proportionate adjustment to reflect adjustment to the Warrant Price as provided in Section 4.4 and for any 20 trading days within a 30 trading day period ending three business days prior to the date on which notice of redemption is given, and a registration statement under the Securities Act relating to shares of Common Stock issuable upon exercise of such Warrants is effective and expected to remain effective to and including the Redemption Date (as defined below) and a prospectus relating to the shares of Common Stock issuable upon exercise of such Warrants is available for use to and including the Redemption Date.”

3. Amendment. All references in the Warrant Agreement (and in the other agreements, documents and instruments entered into in connection therewith) to the “Warrant Agreement” shall be deemed for all purposes to refer to the Warrant Agreement, as amended by this Amendment.

4. Remaining Provisions of Warrant Agreement. Except as expressly provided herein, the provisions of the Warrant Agreement shall remain in full force and effect in accordance with their terms and shall be unaffected by this Amendment.

5. Counterparts. This Amendment may be executed in counterparts, each of which when executed shall be deemed an original and both of which when executed shall be deemed one and the same instrument.

6. Headings. The headings to this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of law of any jurisdiction.

8. Effective Time. This Amendment shall be effective upon the closing of the transactions contemplated by the Framework Agreement, dated as of August 7, 2009, by and between the Company and NRDC Capital Management, LLC.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the authorized officers of each of the undersigned as of the date first above written.

NRDC ACQUISITION CORP.

By:	Name: Title:

CONTINENTAL STOCK TRANSFER &
TRUST COMPANY

By:	Name: Title: